UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES
EXCHANGE ACT OF 1934

January 22, 2010

Date of Report (Date of earliest event reported)

BALLANTYNE STRONG, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-13906	47-0587703
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employer Identification Number)

4350 McKinley Street Omaha, Nebraska	68112
(Address of principal executive offices)	(Zip Code)

(402) 453-4444

(Registrant’s telephone number including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below) :

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Form 8-K

Item 1.01                                             Entry into a Material Definitive Agreement

On January 22, 2010, Ballantyne Strong, Inc. (“Ballantyne”) entered into a definitive agreement with NEC Display Solutions of America, Inc. (“NEC Display”) to distribute NEC’s Display’s Digital Cinema Products. The agreement replaces an Authorized Digital Cinema Reseller Master Agreement dated May 23, 2005 between Ballantyne and NEC Solutions (America), Inc.

Under terms of the five (5)-year agreement, NEC Display appoints Ballantyne as an authorized, non-exclusive Master Reseller of NEC Digital Cinema Products within North and South America including the Caribbean Islands. The agreement automatically renews for additional twelve (12)-month successive terms unless either party terminates the agreement sooner. Either party may terminate this agreement without cause at any time upon ninety (90) days written notice.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BALLANTYNE STRONG, INC.

Date: January 27, 2010	By:	/s/ Kevin Herrmann
Kevin Herrmann
Secretary/Treasurer and Chief Financial Officer